Exhibit 99.1

Century Reports First-Quarter 2006 Results

MONTEREY, CA. May 2, 2006 -- Century Aluminum Company (NASDAQ:CENX) today reported a net loss of $141.6 million, or $4.39 per diluted share, for the first quarter of 2006. Reported first-quarter results were negatively impacted by an after-tax charge of $183.5 million, or $5.69 per diluted share, for mark-to-market adjustments on forward contracts (which will settle during the period 2006-2015) that do not qualify for cash flow hedge accounting.

In the second quarter of 2005, the company changed from the last-in first-out (LIFO) inventory valuation method to the first-in first-out (FIFO) method. Financial statements for the first quarter of 2005 have been restated to reflect this change.

In the first quarter of 2005, the company reported net income of $11.7 million, or $0.37 per diluted share. Before restatement, the company reported net income of $11.1 million, or $0.35 per diluted share. Reported first-quarter 2005 results were negatively impacted by an after-tax charge of $14.8 million, or $0.46 per diluted share, for mark-to-market adjustments on forward contracts that did not qualify for cash flow hedge accounting.

First-quarter 2006 highlights included:

•	Revenues of $347 million and operating income of $64 million were at record levels. Strong incremental profit was realized on the higher level of revenue.
•	The Nordural expansion from 90,000 metric tonnes per year (mtpy) to 220,000 mtpy continued on budget and on schedule for a fourth-quarter 2006 completion.
•
We secured energy to accelerate an additional 40,000 mtpy expansion at Nordural from late 2008 into 2007. With this latest expansion, Nordural’s capacity will reach 260,000 mtpy by the fourth quarter of 2007.

Sales for the first quarter of 2006 were $346.9 million compared with $285.4 million for the first quarter of 2005. Shipments of primary aluminum for the 2006 first quarter were 156,951 metric tonnes, compared with 152,839 metric tonnes shipped in the year-ago quarter.

“Our team executed well during the quarter,” said president and chief executive officer Logan W. Kruger. “Markets remained robust, and plant performance was strong across the board. We also made excellent progress on our strategic objectives. We have secured the energy required to expand Nordural to 260,000 mtpy and are encouraged by the outlook for our proposed greenfield project in Iceland. Finally, we are continuing to actively explore additional growth opportunities.”

At the beginning of 2006, Century owned 615,000 metric tonnes per year (mtpy) of primary aluminum capacity. The company owns and operates a 244,000 mtpy plant at Hawesville, Kentucky; a 170,000 mtpy plant at Ravenswood, West Virginia; and a 90,000 mtpy plant at Grundartangi, Iceland that is currently being expanded to 220,000 mtpy. The company also owns a 49.67-percent interest in a 222,000 mtpy reduction plant at Mt. Holly, South Carolina. ALCOA Inc. owns the remainder of the plant and is the operating partner. With the completion of the Grundartangi expansion, Century’s total capacity will stand at 745,000 mtpy by the fourth quarter of 2006. Century also holds a 50-percent share of the 1.25 million mtpy Gramercy Alumina refinery in Gramercy, Louisiana and related bauxite assets in Jamaica. Century's corporate offices are located in Monterey, California.

This press release may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Contact:

Michael Dildine
831-642-9364
mdildine@centuryca.com

Century Aluminum Company
Consolidated Statements of Operations
(in Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended
	March 31,
		2005
	2006	Restated
NET SALES:
Third-party customers	$298,473	$247,410
Related parties	48,473	37,971
	346,946	285,381

COST OF GOODS SOLD	270,478	233,814

GROSS PROFIT	76,468	51,567

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	12,119	8,796

OPERATING INCOME	64,349	42,771

INTEREST EXPENSE - Net	(6,555)	(6,604)
NET LOSS ON FORWARD CONTRACTS	(286,760)	(23,495)
OTHER INCOME (EXPENSE) - Net	(161)	545

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	(229,127)	13,217

INCOME TAX (EXPENSE) BENEFIT	84,356	(4,853)

INCOME (LOSS) BEFORE EQUITY IN EARNINGS OF JOINT VENTURES	(144,771)	8,364

EQUITY IN EARNINGS OF JOINT VENTURES	3,200	3,366

NET INCOME (LOSS)	$(141,571)	$11,730

EARNINGS (LOSS) PER COMMON SHARE
Basic - Net income (loss)	$(4.39)	$0.37
Diluted - Net income (loss)	$(4.39)	$0.37

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	32,263	32,057
Diluted	32,263	32,129

Century Aluminum Company
Consolidated Balance Sheets
(Dollars in Thousands)
(Unaudited)

	March 31,	December 31,
ASSETS	2006	2005
Current Assets:
Cash	$17,512	$17,752
Restricted cash	6,029	2,028
Accounts receivable - net	98,656	83,016
Due from affiliates	21,703	18,638
Inventories	127,965	111,436
Prepaid and other current assets	23,190	23,918
Deferred taxes - current portion	50,475	37,705
Total current assets	345,530	294,493
Property, plant and equipment - net	1,124,584	1,070,158
Intangible asset - net	71,381	74,643
Goodwill	94,844	94,844
Other assets	246,727	143,293
Total	$1,883,066	$1,677,431

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable, trade	$61,110	$61,919
Due to affiliates	207,755	158,682
Accrued and other current liabilities	47,598	53,715
Long term debt - current portion	16,087	581
Accrued employee benefits costs - current portion	9,333	9,333
Convertible senior notes	175,000	175,000
Industrial revenue bonds	7,815	7,815
Total current liabilities	524,698	467,045

Senior unsecured notes payable - net	250,000	250,000
Nordural debt	273,787	230,436
Revolving credit facility	5,100	8,069
Accrued pension benefit costs - less current portion	10,638	10,350
Accrued postretirement benefits costs - less current portion	99,875	96,660
Due to affiliates - less current portion	605,416	337,416
Other liabilities	28,988	28,010
Deferred taxes	16,890	16,890
Total noncurrent liabilities	1,290,694	977,831

Shareholders' Equity:
Common stock (one cent par value, 100,000,000 shares authorized; 32,402,106
shares outstanding at March 31, 2006 and 32,188,165 at December 31, 2005)	324	322
Additional paid-in capital	427,668	419,009
Accumulated other comprehensive loss	(123,389)	(91,418)
Accumulated deficit	(236,929)	(95,358)
Total shareholders' equity	67,674	232,555
Total	$1,883,066	$1,677,431

Century Aluminum Company
Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Three months ended
	March 31,
		2005
	2006	Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(141,571)	$11,730
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Unrealized net loss on forward contracts	286,138	22,269
Depreciation and amortization	14,897	13,794
Deferred income taxes	(84,356)	4,853
Pension and other post retirement benefits	3,503	3,214
Stock-based compensation	2,559	-
Excess tax benefits from share based compensation	(855)	-
Change in operating assets and liabilities:
Accounts receivable - net	(15,640)	(8,202)
Due from affiliates	(3,064)	102
Inventories	(16,529)	4,169
Prepaid and other current assets	(3,398)	(1,395)
Accounts payable, trade	4,724	(3,175)
Due to affiliates	(11,206)	(9,146)
Accrued and other current liabilities	(16,325)	(7,951)
Other - net	(2,838)	(3,138)
Net cash provided by operating activities	16,039	27,124

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(2,632)	(2,540)
Nordural expansion	(68,769)	(48,988)
Restricted cash deposits	(4,001)	-
Net cash used in investing activities	(75,402)	(51,528)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	59,000	105,325
Repayment of long-term debt	(143)	(68,658)
Net repayments under revolving credit facility	(2,969)	-
Financing fees	-	(4,617)
Excess tax benefits from share based compensation	855	-
Issuance of common stock	2,380	949
Net cash provided by financing activities	59,123	32,999

NET INCREASE (DECREASE) IN CASH	(240)	8,595

CASH, BEGINNING OF PERIOD	17,752	44,168

CASH, END OF PERIOD	$17,512	$52,763

Century Aluminum Company
Selected Operating Data
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM

	Direct (1)			Toll
		(000)			(000)	(000)
	Metric Tons	Pounds	$/Pound	Metric Tons	Pounds	Revenue
2006 1st Quarter	132,378	291,843	$1.03	24,573	54,174	$45,166

2005 1st Quarter	130,083	286,783	$0.88	22,756	50,168	$33,372

(1)	Does not include Toll shipments from Nordural

FORWARD PRICED SALES - As of March 31, 2006

	2006(1) (2)	2007(2)	2008(2)	2009(2)	2010(2)	2011-2015(2)
Base Volume
Pounds (000)	317,418	374,565	240,745	231,485	231,485	826,733
Metric Tons	143,979	169,900	109,200	105,000	105,000	375,000
Percent of estimated capacity	26%	22%	14%	14%	14%	10%

Potential Additional Volume(2)
Pounds (000)	41,667	111,113	220,903	231,485	231,485	826,733
Metric Tons	18,900	50,400	100,200	105,000	105,000	375,000
Percent of estimated capacity	4%	7%	13%	14%	14%	10%

(1)	The forward priced sales in 2006 exclude April 2006 shipments to customers that are priced based upon the prior month's market price.

(2)
Certain financial sales contracts included in the forward priced sales base volume for the period 2006 through 2015 contain clauses that trigger potential additional sales volume when the market price for a contract month is above the base contract ceiling price. These contracts will be settled monthly and, if the market price exceeds the ceiling price for all contract months through 2015, the potential additional sales volume would be equivalent to the amounts shown above.